United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 26, 2026

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 740-7799

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K dated April 2, 2026, Cheetah Net Supply Chain Service Inc., a Delaware corporation (the “Company”), and AC Sunshine Securities LLC (the “Sales Agent”) entered into that certain sales agreement, dated March 31, 2026, by and between the Company and the Sales Agent (the “Sales Agreement”), pursuant to which the Company may offer and sell, from time to time, shares of the Company’s Class A common stock, par value $0.0001 per share, through the Sales Agent in an “at-the-market” offering.

On June 26, 2026, the Company and the Sales Agent entered into a Mutual Termination Agreement, pursuant to which the parties mutually agreed to terminate the Sales Agreement, effective as of the close of business on June 26, 2026. The Sales Agreement related to the offer and sale from time to time of shares of the Company’s Class A common stock, par value $0.0001 per share, pursuant to the Company’s registration statement on Form S-3, File No. 333-281820, including the prospectus supplement relating to the offering of shares of Class A common stock pursuant to the Sales Agreement. On April 29, 2026, the Company effected a 1-for-200 reverse stock split of its issued and outstanding shares of common stock. Prior to the effectiveness of the reverse stock split, the Company sold an aggregate of 355,000,000 shares of Class A common stock pursuant to the Sales Agreement, representing 1,775,000 shares of Class A common stock as adjusted to give effect to the reverse stock split. From April 29, 2026 through June 18, 2026, following the effectiveness of the reverse stock split, the Company sold an aggregate of 1,000,000 shares of Class A common stock pursuant to the Sales Agreement. Accordingly, prior to the termination of the Sales Agreement, the Company sold an aggregate of 2,775,000 shares of Class A common stock pursuant to the Sales Agreement, after giving effect to the reverse stock split.

As of the termination date, no placement notice under the Sales Agreement remained in effect. The Sales Agent acknowledged that, as of the termination date, no amounts, fees or expenses were due to the Sales Agent from the Company.

The foregoing description of the Mutual Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Mutual Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Termination Agreement, dated June 26, 2026, by and between Cheetah Net Supply Chain Service Inc. and AC Sunshine Securities LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Interim Chief Financial Officer, Director, and Chairman of the Board of Directors